UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2010

ARKSON NUTRACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-103780	51-0383940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27 Chicora Ave M5R 1T7
Toronto Ontario, Canada
(Address of principal executive offices) (Zip code)

(416) 928-3095
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2010, Arkson Nutraceuticals Corp., a Delaware corporation (the “Company”), signed a contribution agreement (the “Agreement”) with Piper Acquisition III, Inc. (“Piper III”).  The Agreement states that Piper III shall contribute, transfer, assign and deliver to the Company 100% of the outstanding securities of Piper III in exchange for 40,000,000 shares of common stock of the Company on a post 9:1 reverse split.  The Agreement is set to close on or prior to December 10, 2010. Piper III is a corporation organized under the laws of the state of Nevada engaged in the consolidation of ambulatory surgery centers and general acute care hospitals in Texas.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the entire agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Exhibits

10.1	Contribution Agreement by and between Arkson Nutraceuticals Corp. and Piper Acquisition III, Inc., dated November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKSON NUTRACEUTICALS CORP.
By: /s/ David Roff
David Roff, Chief Executive Officer

Date:           November 9, 2010